Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2006, except for Note 15, as to which the date is May 24, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-138638) and related Prospectus of Volcano Corporation for the registration of 8,625,00 shares of its common stock.
/s/ Ernst & Young LLP
Sacramento, California
November 21, 2006